Exhibit 10.1

SEVENTH LOAN MODIFICATION AGREEMENT

This Seventh Loan Modification Agreement (this “Agreement”) is entered into as of March 10, 2005 by and between WITNESS SYSTEMS, INC., a Delaware corporation (“Borrower”), whose address is 300 Colonial Center Parkway, Roswell, Georgia 30076, and SILICON VALLEY BANK (“Lender”), a California-chartered bank with a principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at 3353 Peachtree Road, Suite M-10, Atlanta, GA 30326.

WHEREAS, among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Loan and Security Agreement, dated April 3, 2002, as may be amended from time to time, in the original principal amount of Fifteen Million Dollars ($15,000,000) (the “Loan Agreement”; the Loan Agreement together with all other documents evidencing or securing the indebtedness shall be referred to as the “Existing Loan Documents”);

WHEREAS, the Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Fifteen Million Dollars ($15,000,000) (hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness”); and

WHEREAS, Borrower has requested that Lender amend the Loan Agreement, and Lender is willing to do so, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             DEFINITIONS.  All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

2.             MODIFICATIONS TO LOAN AGREEMENT.  The Loan Agreement is hereby amended as follows:

2.1           Advances.    The Loan Agreement is hereby amended by deleting Section 2.1.1(a) thereof in its entirety and by substituting therefor a new Section 2.1.1(a) to read as follows:

(a)           Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the Cash Management Sublimit and minus (iv) the FX Reserve; provided, however, that on any day on which Borrower meets the Unrestricted Cash Threshold, the restriction in clause (i)(B) above shall not apply. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. All advances shall be evidenced by the Revolving Promissory Note to be executed and delivered by Borrower to Bank and shall be repaid in accordance with the terms of the Revolving Promissory Note.

2.2           The Loan Agreement is hereby further amended by deleting Section 2.2 in its entirety and by substituting therefor a new Section 2.2 to read as follows:

2.2          Overadvances.

If Borrower’s Obligations under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the Committed Revolving Line or, on any day that Borrower does not meet the

Unrestricted Cash Threshold, the Borrowing Base, Borrower shall upon notice from Bank, immediately pay such excess or secure such excess with a pledge of cash maintained at Bank.

2.3           Quick Ratio Covenant.  The Loan Agreement is hereby further amended by deleting Section 6.7(i) in its entirety and by substituting therefor a new Section 6.7(i) to read as follows:

(i)            Quick Ratio.  A Quick Ratio of at least 1.50 to 1.0; provided, however, at any time that the Quick Ratio is less than 2.0 to 1.0 than this covenant will be tested on a monthly basis.

2.4           Revolving Maturity Date Definition.  The Loan Agreement is hereby further amended by deleting the definitions of “EBITDA” and “Revolving Maturity Date” in Section 13.1 thereof in their entirety, and by substituting therefor the following new definitions:

“EBITDA” is, for any period of determination thereof, net income before interest, taxes, depreciation, amortization expense and non-cash compensation expense, all as determined on a consolidated basis in accordance with GAAP.

“Revolving Maturity Date” is March 9, 2006.

2.5           Definitions.  The Loan Agreement is hereby further amended by adding the following definitions of “Quick Ratio” and “Unrestricted Cash Threshold” to Section 13.1 thereof in appropriate alphabetical order:

“Quick Ratio” means the ratio of Borrower’s Quick Assets to Current Liabilities, less Deferred Maintenance Revenue, calculated on a consolidated basis in accordance with GAAP.

“Unrestricted Cash Threshold” means, on any day, that Borrower has unrestricted cash and cash equivalents in an amount of not less than $20,000,000 on deposit with Bank or its Affiliates and in which Bank has a first priority perfected security interest.

2.6           Compliance Certificate. The Loan Agreement is hereby further amended by deleting Exhibit D thereto in its entirety, and by substituting therefor a new Exhibit D in the form of Exhibit D to this Agreement.

3.             LOAN FEE.  To induce Bank to execute and deliver this Agreement, Borrower shall pay to Lender a loan fee in the amount of up to Thirty Thousand Dollars ($30,000) (the “Loan Fee”) which shall be payable as follows: Ten Thousand Dollars ($10,000) of the Loan Fee shall accrue and be payable upon the execution and delivery of this Agreement by Borrower and Twenty Thousand Dollars ($20,000) of the Loan Fee shall accrue and be payable on the date of the first Advance made after the date hereof under Section 2.1.1(a) of the Loan Agreement.  The Loan Fee, once and to the extent accrued, shall be fully earned and shall not be subject to rebate or reduction for any reason.

4.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.             NO DEFENSES OF BORROWER.  Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.             CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Lender’s agreement to modifications to the existing Indebtedness pursuant to this Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness.  Nothing in this Agreement shall constitute a satisfaction of the Indebtedness.  It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing.  No maker, endorser, or guarantor will be released by virtue of this Agreement.  The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

7.             EXPENSES.  Borrower shall reimburse Lender for all out-of-pocket expenses, including, but not limited to, reasonable attorneys’ fees and expenses, incurred by Lender in connection with this Agreement.

8.             NEGATIVE PLEDGE.  Borrower and Lender are parties to that certain Negative Pledge Agreement, dated as of April 3, 2002 (the “Negative Pledge Agreement”).  Borrower hereby acknowledges and agrees that the Negative Pledge Agreement, and Borrower’s obligations thereunder, remain in full force and effect, without release, diminution or impairment, notwithstanding the execution and delivery of this Agreement.

9.             LIMITATION.  This Agreement is limited to the matters expressly set forth above and shall not be deemed to waive or modify any other term of the Loan Agreement or Loan Documents, each of which is hereby ratified and reaffirmed, or to consent to any subsequent failure of Borrower to comply with any term or provision of the Loan Agreement or the Loan Documents, each of which shall remain in full force and effect.

10.           CONDITIONS.  The effectiveness of this Agreement is conditioned upon:  (a) Borrower’s execution and delivery of this Agreement, (b) Borrower’s payment of the Loan Fee payable on the date hereof pursuant to Section 2.6 hereof and all outstanding legal fees and expenses and (c) such other instruments, documents and agreements as Lender or its counsel shall request.

[signatures appear on following page]

This Loan Modification Agreement is executed as of the date first written above.

LENDER:

SILICON VALLEY BANK

By:
Name:
Title:

BORROWER:

WITNESS SYSTEMS, INC.

By:
Name:
Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	Witness Systems, Inc.

The undersigned authorized officer of Witness Systems, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements + CC	Quarterly within 45 days (if QR below 2 to 1)	Yes No
Annual (Audited)	FYE within 90 days	Yes No
10-K & 10Q	Within 5 days of filing	Yes No
A/R Agings	Monthly within 30 days (if Advances outstanding)	Yes No
A/R Audit	Annual	Yes No
Borrowing Base Certificate	Monthly within 30 days (if Advances outstanding)	Yes No

Financial Covenant		Required	Actual	Complies
Maintain on a quarterly Basis:
Minimum Quick Ratio		1.5:1.00	:1.00	Yes No
Average QuarterlyEBITDA:	as of 3/31/05	$(500,000)
	as of 6/30/05	$1,500,000
	as of 9/30/05	$3,000,000
	as of 12/31/05	$4,000,000	$	Yes No
Maintain on a monthly basis when QR is less than 2.0:1.00
Minimum Quick Ratio		1.5:1.00	:1.00	Yes No

Have there been updates to Borrower’s intellectual property, if appropriate?                        Yes / No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	authorized signer

Date:

Verified:
Signature	authorized signer

Date:
Title
	Compliance Status:	Yes No

Date